Exhibit (a)(1)(E)

Pursuant to the Offer to Purchase, dated November 18, 2002

For Cash, Any and All of its Outstanding
Liquid Yield OptionTM Notes Due 2020
(Zero Coupon — Subordinated)

(CUSIP No. 018490 AA0)

THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON DECEMBER 16, 2002, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). LYONS TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME. IF THE LYONS ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, ONLY HOLDERS OF LYONS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR LYONS WILL RECEIVE THE PURCHASE PRICE.

November 18, 2002

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase, dated November 18, 2002 (the “Offer to Purchase”), and a form of the related Letter of Transmittal (the “Letters of Transmittal”), each relating to the offer by Allergan, Inc., a Delaware corporation (“Allergan”), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer”), any and all outstanding Liquid Option YieldTM Notes due 2020 (Zero Coupon — Subordinated) issued in November 2000 (the “LYONs”) at a purchase price of $647.50 per $1,000 principal amount at maturity. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

      This material relating to the Offer is being forwarded to you as the beneficial owner of LYONs carried by us for your account or benefit but not registered in your name. A tender of any LYONs may only be made by us as the registered holder and pursuant to your instructions. Allergan urges beneficial owners of LYONs registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender LYONs pursuant to the Offer.

      Accordingly, we request instructions as to whether you wish us to tender with respect to any or all of the LYONs held by us for your account or benefit. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided before instructing us to tender your LYONs.

      If you wish to have us tender any or all of your LYONs, please so instruct us by completing, executing and returning to us the instructions form set forth on the reverse side of this letter. An envelope to return your instructions is also enclosed. Your instructions to us should be forwarded as promptly as possible and in ample time to permit us to tender LYONs on your behalf prior to the Expiration Time in accordance with the provisions of the Offer. Please note that tenders of LYONs pursuant to the Offer must be received by the Expiration Time. The Expiration Time may be extended as described in the Offer to Purchase.

      Your attention is directed to the following:

1. The Offer is for any and all outstanding LYONs.

2. The Offer will expire at the Expiration Time.

3. Any transfer taxes incident to the transfer of LYONs from the tendering holder to Allergan will be paid by Allergan, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

      If you authorize the tender of your LYONs all such LYONs will be tendered unless otherwise specified below.

      THE ACCOMPANYING CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

      Tenders of LYONs pursuant to the Offer may be withdrawn at any time prior to the Expiration Time, but no consideration shall be payable in respect of the LYONs so withdrawn.

      The terms “Liquid Yield Option” and “LYONs” are trademarks of Merrill Lynch & Co., Inc.

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INSTRUCTIONS

To:

(Fill in name of custodian holding LYONs
or an interest in the LYONs)

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 18, 2002 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase constitutes the “Offer”) relating to the offer by Allergan, Inc. to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, any and all outstanding Liquid Yield OptionTM Notes due 2020 (Zero Coupon — Subordinated) issued in November 2000 (the “LYONs”) at a purchase price of $647.50 per $1,000 principal amount at maturity. The undersigned further acknowledges receipt of the other material relating to the Offer that was enclosed with your letter.

      AUTHORIZATION TO TENDER — By this letter, the undersigned instructs you to tender the aggregate principal amount at maturity of LYONs indicated below (and/or interests therein) held by or through you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Box 1	☐	Please tender ALL my LYONs held by you for my account or benefit.

Box 2	☐	Please tender LESS THAN ALL my LYONs. I wish to tender $ principal amount at maturity of LYONs (tenders must be in increments of $1,000 principal amount at maturity).

Box 3	☐	Please DO NOT TENDER any LYONs held by you for my account or benefit.

SIGNATURE:

Name(s):
(Please Print)

Address:

Telephone:

Tax Identification or Social Security Number:

My Account Number With You:

Date:

Unless a specific contrary instruction is given, your signature(s) hereon shall constitute an instruction to us to tender all of your LYONs.

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